United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 24, 2021

Date of Report (Date of earliest event reported)

Locust Walk Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39866	85-3306396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, 51st Floor, Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 697-0763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LWAC	Nasdaq Capital Market
Warrants to purchase one share of Class A Common Stock	LWACW	Nasdaq Capital Market
Units, each consisting of one share of Class A Common Stock and one- third of one Warrant	LWACU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously announced, on May 26, 2021, Locust Walk Acquisition Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Locust Walk Merger Sub, Inc. (“Merger Sub”), and eFFECTOR Therapeutics, Inc. (“eFFECTOR”), which provides for, among other things, Merger Sub to be merged with and into eFFECTOR with eFFECTOR being the surviving corporation in the merger and a wholly owned subsidiary of the Company (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the Business Combination, eFFECTOR will become a wholly owned subsidiary of the Company, with the former stockholders of eFFECTOR becoming stockholders of the Company. In addition, in connection with the consummation of the Merger, the surviving corporation will be renamed “eFFECTOR Therapeutics Operations, Inc.,” and the Company will be renamed “eFFECTOR Therapeutics, Inc.”

On August 24, 2021, the Company held a special meeting to approve the Merger Agreement and vote on proposals related to the Business Combination (the “Special Meeting”). At the Special Meeting, holders of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and holders of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) voted together as a single class on Proposals 1, 3, 4, 5 and 6 and holders of Class A Common Stock and Class B Common Stock voted separately on Proposal 2. At the Special Meeting, only those holders of shares of Common Stock at the close of business on August 6, 2021, the record date, were entitled to vote. As of the record date, 22,556,250 shares of Common Stock were outstanding and entitled to vote. At the Special Meeting, a total of 17,364,544 shares of Common Stock, representing approximately 77.0% of the outstanding shares of Common Stock entitled to vote, were present online or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the proposals described below were considered. Each proposal voted on at the Special Meeting is further described in detail in the Company’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on August 10, 2021.

The final results of the matters submitted to a vote of stockholders at the Special Meeting are as follows:

1.	Proposal 1 - The “Transaction Proposal” - to approve the Business Combination, including the Merger Agreement. With respect to the Transaction Proposal, the votes were as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
16,179,965	1,175,126	9,453	5,191,706

2.

Proposal 2 — The “Amendment Proposal” - to approve proposed amendments to the Company’s current amended and restated certificate of incorporation, including changes to authorized capital stock, changes to the vote required to amend the company’s charter and bylaws or remove directors, and division of the board of directors into three classes, with one class of directors being elected in each year and each class (except for those directors appointed to our first annual meeting of stockholders) serving a three-year term and other matters as described in the proxy statement/prospectus. With respect to the Amendment Proposal, the votes were as follows:

Class A Common Stock:

FOR	AGAINST	ABSTAIN	NON-VOTES
11,668,713	1,175,128	9,453	5,191,706

Class B Common Stock:

FOR	AGAINST	ABSTAIN	NON-VOTES
4,511,250	0	0	0

3.

Proposal 3 — The “Incentive Plan Proposal” - to approve the eFFECTOR Therapeutics, Inc. 2021 Incentive Award Plan, including the initial share reserve under the plan. With respect to the Incentive Plan Proposal, the votes were as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
15,861,964	1,326,728	175,852	5,191,706

4.

Proposal 4 — The “ESPP Proposal” - to approve the eFFECTOR Therapeutics, Inc. 2021 Employee Stock Purchase Plan, including the initial share reserve under the plan. With respect to the ESPP Proposal, the votes were as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
16,178,463	1,176,628	9,453	5,191,706

5.

Proposal 5 — The “Nasdaq Proposal” - to approve the issuance of more than 20% of the issued and outstanding shares of the Company’s common stock in connection with (i) the terms of the Merger Agreement, and the resulting change in control in connection with the Merger, as required by Nasdaq Listing Rule 5635(a) and (b), and (ii) a private placement (the “PIPE Financing”) to certain accredited investors upon the consummation of the Business Combination, as required by Nasdaq Listing Rule 5635(d). With respect to the Nasdaq Proposal, the votes were as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
16,179,963	1,175,128	9,453	5,191,706

6.

Proposal 6 — The “Adjournment Proposal” - to approve the adjournment of the Special Meeting by the chairman thereof to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposals 1, 2, 3, 4, or 5. With respect to the Adjournment Proposal, the votes were as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
16,179,864	1,175,227	9,453	5,191,706

Item 8.01. Other Events

A total of 16,978,642 shares of Class A Common Stock were redeemed in connection with the Special Meeting (the “Redemptions”). As a result, there will be approximately $5.2 million remaining in the trust account following the Redemptions.

The Merger Agreement provides that the obligation of eFFECTOR to consummate the Business Combination is conditioned on, among other things, a requirement that the amount of cash available in the Company’s trust account immediately prior to the closing of the Business Combination, after deducting the aggregate amount of payments required to be made in connection with the Redemptions and adding the aggregate amount of net cash proceeds from the private placement of an aggregate of 6,070,003 shares of Class A Common Stock of the Company, pursuant to the PIPE Financing, at a price of $10.00 per share, in connection with the consummation of the Business Combination (the “Closing Parent Cash”), is equal to or greater than $100.0 million (the “Company’s Required Funds”). As a result of the Redemptions, there is approximately $65.9 million of Closing Parent Cash. On August 24, 2021, eFFECTOR agreed to waive this closing condition, which is set forth in Section 8.3(f) of the Merger Agreement.

There will be approximately $53.5 million of net cash available to the Company from the transaction, after deducting transaction fees and expenses. eFFECTOR expects that the net cash following the transaction will allow it to readout topline data from the ongoing Phase 2b KICKSTART trial evaluating tomivosertib in combination with pembrolizumab in patients with metastatic NSCLC as well as readout initial ORR data from the ongoing Phase 2a dose expansion cohorts evaluating zotatifin in patients with certain biomarker-positive solid tumors, including ER+ breast cancer and KRAS-mutant NSCLC.

On August 24, 2021, the Company issued a press release announcing the approval of all proposals related to the Merger presented at the Special Meeting as described under Item 5.07, the Redemptions and the waiver of the Closing Parent Cash condition. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01, including the forward-looking statement safe harbor contained therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 24, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2021

LOCUST WALK ACQUISITION CORP.

By:	/s/ Chris Ehrlich
Name:	Chris Ehrlich
Title:	Chief Executive Officer